Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER 2019
OF $164 MILLION AND DILUTED EARNINGS PER SHARE OF $1.12,
INCREASES QUARTERLY DIVIDEND BY 20%

Pasadena, California — April 18, 2019 — East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the first quarter of 2019. For the first quarter of 2019, net income was $164.0 million or $1.12 per diluted share. First quarter 2019 return on average assets was 1.63% and return on average equity was 14.7%.

“We started off the year with solid balance sheet growth. Our total assets reached a record $42.1 billion. Total loans grew $478 million, or 6% annualized, to a record $32.9 billion from $32.4 billion as of December 31, 2018,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Total deposits grew $834 million, or 10% annualized, to a record $36.3 billion from $35.4 billion at the end of 2018.”

“Our first quarter 2019 net interest margin, excluding the impact of accretion, was 3.77%1, a quarter-over-quarter increase of four basis points from 3.73%, and a year-over-year increase of 10 basis points from 3.67%,” continued Ng.

“Our balance sheet growth, the profitability of our business, and our capital levels are strong. As of March 31, 2019, our tangible equity to tangible assets ratio2 was 9.9%, an increase of 16 basis points quarter-over-quarter. I am pleased to announce that East West’s Board of Directors approved a 20% increase to the quarterly common stock dividend. Our quarterly dividend will increase to $0.275 per share, up from $0.23 per share. We are optimistic about the year ahead, and look forward to delivering another year of strong returns for our shareholders,” concluded Ng.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[2] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

HIGHLIGHTS OF RESULTS

•
First Quarter Earnings — First quarter net income was $164.0 million and diluted earnings per share (“EPS”) were $1.12, compared to fourth quarter 2018 net income of $173.0 million and diluted EPS of $1.18. Excluding an impairment charge in the first quarter, adjusted[3] first quarter net income was $168.9 million and adjusted[3] diluted EPS were $1.16.

During the first quarter, the Company recorded an impairment charge related to certain tax credit investments. Included in amortization of tax credit and other investments, this impairment charge reduced net income by $7.0 million before tax and $4.9 million after tax, impacting EPS by $0.04.

•
Dividend Increase — Second quarter 2019 common stock dividend has increased by 20%, or 4.5 cents per share. The new quarterly dividend will be $0.275, up from $0.23 per share. At the new rate, the annualized dividend will be $1.10, compared to the previous annualized rate of $0.92 per share.

•
Net Interest Income and Net Interest Margin — First quarter 2019 net interest income (“NII”) was $362.5 million, compared to $369.4 million in the fourth quarter of 2018. Excluding the impact of ASC 310-30 discount accretion income, first quarter 2019 adjusted[4] NII was $360.3 million, compared to $363.6 million in the previous quarter. First quarter 2019 net interest margin (“NIM”) of 3.79% was unchanged linked quarter. Excluding the impact of ASC 310-30 discount accretion, adjusted[4] NIM of 3.77% expanded by four basis points linked quarter from 3.73% in the fourth quarter of 2018.

•
Record Loans — Total loans of $32.9 billion as of March 31, 2019 were up $477.8 million, or 6% linked quarter annualized, from $32.4 billion as of December 31, 2018. Total loans grew by $3.3 billion or 11% year-over-year.

•
Record Deposits — Total deposits of $36.3 billion as of March 31, 2019 were up $834.3 million, or 10% linked quarter annualized, from $35.4 billion as of December 31, 2018. Total deposits grew by $3.7 billion or 11% year-over-year.

•
Asset Quality Metrics — The allowance for loan losses was $317.9 million, or 0.97% of loans held-for-investment (“HFI”), as of March 31, 2019, compared to 0.96% of loans HFI as of December 31, 2018, and 1.01% of loans HFI as of March 31, 2018. For the first quarter of 2019, net charge-offs were $14.4 million, or annualized 0.18% of average loans HFI, compared to annualized net charge-offs of 0.20% of average loans HFI for the previous quarter and 0.14% for the year-ago quarter. Non-purchased credit impaired (“Non-PCI”) nonperforming assets were $138.0 million, or 0.33% of total assets, as of March 31, 2019, compared to 0.23% of total assets as of December 31, 2018, and 0.35% of total assets as of March 31, 2018.

•
Capital Levels — Capital levels for East West continue to be strong. As of March 31, 2019, stockholders’ equity was $4.6 billion, or $31.56 per share. Tangible equity[5] per common share was $28.21 as of March 31, 2019, an increase of 4% linked quarter and 17% year-over-year. As of March 31, 2019, the tangible equity to tangible assets ratio was 9.9%, the common equity tier 1 (“CET1”) capital ratio was 12.4%, and the total risk-based capital ratio was 13.8%.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 10.
[4] See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[5] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data and ratios)	March 31, 2019	December 31, 2018	March 31, 2018
Net income	$164.0	$173.0	$187.0
Adjusted net income (1)	$168.9	$173.0	$164.9
Earnings per share (diluted)	$1.12	$1.18	$1.28
Adjusted earnings per share (diluted) (1)	$1.16	$1.18	$1.13
Book value per common share	$31.56	$30.52	$27.46
Tangible equity (1) per common share	$28.21	$27.15	$24.07
Tangible equity to tangible assets ratio (1)	9.87%	9.71%	9.38%
Return on average assets (2)	1.63%	1.69%	2.03%
Return on average equity (2)	14.7%	15.8%	19.3%
Return on average tangible equity (1)(2)	16.5%	18.0%	22.3%
Adjusted return on average assets (1)(2)	1.68%	1.69%	1.79%
Adjusted return on average equity (1)(2)	15.1%	15.8%	17.0%
Adjusted return on average tangible equity (1)(2)	17.0%	18.0%	19.7%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.43%	2.50%	2.38%
Net interest income	$362.5	$369.4	$326.7
Adjusted net interest income (1)	$360.3	$363.6	$321.5
Net interest margin (2)	3.79%	3.79%	3.73%
Adjusted net interest margin (1)(2)	3.77%	3.73%	3.67%
Average loan yield (2)	5.30%	5.22%	4.69%
Adjusted average loan yield (1)(2)	5.27%	5.14%	4.61%
Cost of deposits (2)	1.07%	0.90%	0.49%
Efficiency ratio	46.2%	45.8%	42.2%
Adjusted efficiency ratio (1)	39.8%	37.9%	40.6%

(1)	See reconciliation of GAAP to non-GAAP financial measures in Tables 10, 11, 12 and 13.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2019

Our current outlook for the expected full year 2019 results, compared to our full year 2018 results, is unchanged relative to a quarter ago. The components are as follows:

•	End of Period Loans: increase by approximately 10%.

•	Net Interest Income (ex. ASC 310-30 discount accretion income): increase at a percentage rate in the low double-digits.

•	Net Interest Margin (ex. impact of ASC 310-30 discount accretion): between 3.75% and 3.80%.

•	Noninterest Expense (ex. amortization of tax credit investments & core deposit intangibles): increase at a percentage rate in the mid-single-digits.

•	Provision for Credit Losses: in the range of $80 million to $90 million.

•	Tax Items: projecting full year effective tax rate[6] of approximately 15%, including the impact of tax credit investments, which reduce our tax liability from statutory rates.

•	Interest Rates: No changes to the fed funds rate in the year 2019.

[6] The tax rate outlook does not include any ASC 740-10 uncertain tax position liabilities that the Company may potentially record related to tax credit investments related to DC Solar, as disclosed in the Company’s December 31, 2018 Form 10-K. The amount and timing of any future reserve remain uncertain at this time.

OPERATING RESULTS SUMMARY

First Quarter 2019 Compared to Fourth Quarter 2018

Net Interest Income and Net Interest Margin
Net interest income totaled $362.5 million, a 2% decrease from $369.4 million. Net interest margin remained unchanged at 3.79%.

•
Excluding the impact of ASC 310-30 discount accretion, adjusted NII of $360.3 million decreased by 1% and adjusted NIM of 3.77% increased by four basis points. ASC 310-30 discount accretion income was $2.2 million, a decrease from $5.8 million last quarter.

•	Average loans of $32.4 billion grew by $879.9 million, or 11% linked quarter annualized. Growth was broad-based across the major portfolios of commercial real estate, commercial, and consumer loans.

•	Average deposits of $34.9 billion declined by $61.7 million, or 1% linked quarter annualized.

•
The yield on loans expanded by eight basis points to 5.30% from 5.22%. Excluding the impact of ASC 310-30 discount accretion, the adjusted[7] yield on loans expanded by 13 basis points to 5.27% from 5.14%.

•	The yield on interest-earning assets expanded by 16 basis points to 4.85% from 4.69%.

•	The cost of deposits increased by 17 basis points to 1.07% from 0.90%.

•	The cost of funds increased by 17 basis points to 1.15% from 0.98%.

Noninterest Income
Noninterest income totaled $42.1 million, a 1% increase from $41.7 million.

•	Interest rate contracts and other derivative income, net gains on sales of AFS investment securities, wealth management fees, and deposit account fees increased linked quarter.

•	Foreign exchange income, net gains on sales of loans, and lending fees decreased linked quarter.

Noninterest Expense
Noninterest expense totaled $186.9 million, a 1% decrease from $188.1 million. First quarter noninterest expense consisted of $160.8 million of adjusted8 noninterest expense, $24.9 million in amortization of tax credit and other investments, and $1.2 million in amortization of core deposit intangibles.

•
Adjusted noninterest expense of $160.8 million increased by $5.0 million, or 3%, from $155.9 million in the fourth quarter of 2018. The linked quarter change primarily reflected seasonal first quarter increase in compensation and employee benefits, partially offset by decreased other operating expense.

•	Included in the first quarter 2019 amortization of tax credit and other investments was a $7.0 million impairment charge related to certain tax credit investments.

•	The adjusted[8] efficiency ratio was 39.8% in the first quarter, compared to 37.9% in the previous quarter.

[7] See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[8] See reconciliation of GAAP to non-GAAP financial measures in Table 11.

TAX RELATED ITEMS

First quarter 2019 tax expense was $31.1 million and the effective tax rate was 16%, compared to a tax expense of $32.0 million and an effective tax rate of 16% in the fourth quarter of 2018.

•	For the full year 2019, the Company expects to continue to invest in tax credits and projects an effective tax rate of approximately 15%.

CREDIT QUALITY

The allowance for loan losses totaled $317.9 million, or 0.97% of loans HFI, as of March 31, 2019, compared to $311.3 million, or 0.96% of loans HFI, as of December 31, 2018, and $297.7 million, or 1.01% of loans HFI, as of March 31, 2018.

•	The provision for credit losses recorded for the current quarter was $22.6 million, compared to $18.0 million for the fourth quarter of 2018, and $20.2 million for the first quarter of 2018.

•
Net charge-offs for the current quarter were $14.4 million, or annualized 0.18% of average loans HFI. This compares to net charge-offs of $16.0 million, or annualized 0.20% of average loans HFI, for the fourth quarter of 2018, and net charge-offs of $9.8 million, or annualized 0.14% of average loans HFI, for the first quarter of 2018.

•
Non-PCI nonperforming assets were $138.0 million, or 0.33% of total assets, as of March 31, 2019, compared to $93.0 million, or 0.23% of total assets, as of December 31, 2018, and $131.0 million, or 0.35% of total assets, as of March 31, 2018. The quarter-over-quarter variance in nonperforming assets reflects an increase in commercial nonaccrual loans.

CAPITAL STRENGTH

Capital levels for East West continue to be strong. The following table presents the regulatory capital ratios for the quarters ended March 31, 2019, December 31, 2018, and March 31, 2018.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	March 31, 2019 (a)	December 31, 2018	March 31, 2018	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)

CET1 capital ratio	12.4%	12.2%	11.9%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	12.4%	12.2%	11.9%	6.0%	8.0%	8.5%
Total risk-based capital ratio	13.8%	13.7%	13.4%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	10.2%	9.9%	9.6%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$33,187	$32,497	$29,891	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s March 31, 2019 regulatory capital ratios and RWA are preliminary.

(b)
An additional 2.5% capital conservation buffer above the minimum capital ratios is required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.

(c)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared second quarter 2019 dividends for the Company’s common stock. The common stock cash dividend of $0.275 per share is payable on May 15, 2019 to shareholders of record on May 1, 2019. This represents a 20% increase, or 4.5 cents per share, to the quarterly common stock dividend, up from $0.23 per share previously. At the new rate, the annualized dividend is $1.10, compared to the previous annualized rate of $0.92 per share.

Conference Call

East West will host a conference call to discuss first quarter 2019 earnings with the public on Thursday, April 18, 2019 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses first quarter 2019 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. — (877) 506-6399; calls within Canada — (855) 669-9657; international calls — (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on April 18, 2019 at 11:30 a.m. Pacific Time through May 18, 2019. The replay numbers are: within the U.S. — (877) 344-7529; within Canada — (855) 669-9658; International calls — (412) 317-0088; and the replay access code is: 10129569.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $42.1 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; changes in the United States (“U.S.”) economy, including inflation, deflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act of 2017; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations of our stock price; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; changes in the economy of and monetary policy in the People’s Republic of China; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including its Annual Report on Form 10-K for the year ended December 31, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2019 % or Basis Point Change
	March 31, 2019	December 31, 2018	March 31, 2018	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$462,254	$516,291	$413,017	(10.5)%		11.9%
Interest-bearing cash with banks	3,323,071	2,485,086	1,901,921	33.7		74.7
Cash and cash equivalents	3,785,325	3,001,377	2,314,938	26.1		63.5
Interest-bearing deposits with banks	134,000	371,000	478,871	(63.9)		(72.0)
Securities purchased under resale agreements (“resale agreements”) (1)	1,035,000	1,035,000	1,050,000	—		(1.4)
Available-for-sale (“AFS”) investment securities	2,640,158	2,741,847	2,811,416	(3.7)		(6.1)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	74,736	74,069	73,787	0.9		1.3
Loans held-for-sale (“HFS”)	—	275	46,181	(100.0)		(100.0)
Loans held-for-investment (net of allowance for loan losses of $317,894, $311,322 and $297,654)	32,545,392	32,073,867	29,257,594	1.5		11.2
Investments in qualified affordable housing partnerships, net	197,470	184,873	160,574	6.8		23.0
Investments in tax credit and other investments, net	217,445	231,635	246,183	(6.1)		(11.7)
Goodwill	465,697	465,547	465,547	0.0		0.0
Operating lease right-of-use assets (2)	104,289	—	—	100.0		100.0
Other assets	891,921	862,866	766,847	3.4		16.3
Total assets	$42,091,433	$41,042,356	$37,671,938	2.6%		11.7%

Liabilities and Stockholders’ Equity
Deposits	$36,273,972	$35,439,628	$32,608,777	2.4%		11.2%
Short-term borrowings	39,550	57,638	30,277	(31.4)		30.6
FHLB advances	344,657	326,172	324,451	5.7		6.2
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	50,000	—		—
Long-term debt and finance lease liabilities	152,433	146,835	166,640	3.8		(8.5)
Operating lease liabilities (2)	112,843	—	—	100.0		100.0
Accrued expenses and other liabilities	526,048	598,109	513,038	(12.0)		2.5
Total liabilities	37,499,503	36,618,382	33,693,183	2.4		11.3
Stockholders’ equity (2)	4,591,930	4,423,974	3,978,755	3.8		15.4
Total liabilities and stockholders’ equity	$42,091,433	$41,042,356	$37,671,938	2.6%		11.7%

Book value per common share	$31.56	$30.52	$27.46	3.4%		14.9%
Tangible equity (3) per common share	$28.21	$27.15	$24.07	3.9		17.2
Number of common shares at period-end	145,501	144,961	144,873	0.4		0.4
Tangible equity to tangible assets ratio (3)	9.87%	9.71%	9.38%	16	bps	49	bps

(1)
Resale and repurchase agreements have been reported net, pursuant to Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. As of each of March 31, 2019, December 31, 2018 and March 31, 2018, $400.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against gross resale agreements.

(2)
The Company’s adoption of ASU 2016-02, Leases (Topic 842) in the first quarter of 2019 resulted in the recognition of $104.3 million and $112.8 million increase in right-of-use assets and associated lease liabilities, respectively, arising from operating leases in which the Company is the lessee. We adopted this guidance using the alternative transition method, which allows the adoption of the accounting standard prospectively without adjusting comparative prior period financial information and also recognized a cumulative effect adjustment of approximately $14.7 million that increased retained earnings related to deferred gains on our prior sale-leaseback transactions.

(3)	See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2019 % Change
	March 31, 2019	December 31, 2018	March 31, 2018	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$12,040,806	$12,056,970	$10,818,304	(0.1)%	11.3%
Commercial real estate (“CRE”)	9,636,338	9,449,835	9,022,746	2.0	6.8
Multifamily residential	2,270,590	2,281,032	1,954,855	(0.5)	16.2
Construction and land	647,380	538,794	669,340	20.2	(3.3)
Consumer:
Single-family residential	6,309,331	6,036,454	4,930,580	4.5	28.0
Home equity lines of credit (“HELOCs”)	1,626,222	1,690,834	1,775,443	(3.8)	(8.4)
Other consumer	332,619	331,270	383,980	0.4	(13.4)
Total loans held-for-investment (1)(2)	32,863,286	32,385,189	29,555,248	1.5	11.2
Loans HFS	—	275	46,181	(100.0)	(100.0)
Total loans (1)(2)	32,863,286	32,385,464	29,601,429	1.5	11.0
Allowance for loan losses	(317,894)	(311,322)	(297,654)	2.1	6.8
Net loans (1)(2)	$32,545,392	$32,074,142	$29,303,775	1.5%	11.1%

Deposits:
Noninterest-bearing demand	$10,011,533	$11,377,009	$11,763,936	(12.0)%	(14.9)%
Interest-bearing checking	6,123,681	4,584,447	4,428,952	33.6	38.3
Money market	8,243,003	8,262,677	7,913,040	(0.2)	4.2
Savings	2,049,086	2,146,429	2,301,780	(4.5)	(11.0)
Total core deposits	26,427,303	26,370,562	26,407,708	0.2	0.1
Time deposits	9,846,669	9,069,066	6,201,069	8.6	58.8
Total deposits	$36,273,972	$35,439,628	$32,608,777	2.4%	11.2%

(1)
Includes $(46.0) million, $(48.9) million and $(36.6) million as of March 31, 2019, December 31, 2018 and March 31, 2018, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $20.4 million, $22.2 million and $32.2 million as of March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			March 31, 2019 % Change
	March 31, 2019	December 31, 2018	March 31, 2018	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$463,311	$457,334	$371,873	1.3%	24.6%
Interest expense	100,850	87,918	45,180	14.7	123.2
Net interest income before provision for credit losses	362,461	369,416	326,693	(1.9)	10.9
Provision for credit losses	22,579	17,959	20,218	25.7	11.7
Net interest income after provision for credit losses	339,882	351,457	306,475	(3.3)	10.9
Noninterest income	42,131	41,695	74,444	1.0	(43.4)
Noninterest expense	186,922	188,097	169,135	(0.6)	10.5
Income before income taxes	195,091	205,055	211,784	(4.9)	(7.9)
Income tax expense	31,067	32,037	24,752	(3.0)	25.5
Net income	$164,024	$173,018	$187,032	(5.2)%	(12.3)%
Earnings per share (“EPS”)
- Basic	$1.13	$1.19	$1.29	(5.4)%	(12.7)%
- Diluted	$1.12	$1.18	$1.28	(5.1)	(12.3)
Weighted average number of shares outstanding
- Basic	145,256	144,960	144,664	0.2%	0.4%
- Diluted	145,921	146,133	145,939	(0.1)	0.0

	Three Months Ended			March 31, 2019 % Change
	March 31, 2019	December 31, 2018	March 31, 2018	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$14,796	$15,002	$14,012	(1.4)%	5.6%
Deposit account fees	9,641	9,512	10,430	1.4	(7.6)
Foreign exchange income	5,015	7,191	1,171	(30.3)	328.3
Wealth management fees	3,812	2,796	2,953	36.3	29.1
Interest rate contracts and other derivative income	3,216	1,125	6,690	185.9	(51.9)
Net gains on sales of loans	915	1,509	1,582	(39.4)	(42.2)
Net gains on sales of AFS investment securities	1,561	161	2,129	NM	(26.7)
Net gain on sale of business	—	—	31,470	—	(100.0)
Other income	3,175	4,399	4,007	(27.8)	(20.8)
Total noninterest income	$42,131	$41,695	$74,444	1.0%	(43.4)%
Noninterest expense:
Compensation and employee benefits	$102,299	$93,790	$95,234	9.1%	7.4%
Occupancy and equipment expense	17,318	18,017	16,880	(3.9)	2.6
Deposit insurance premiums and regulatory assessments	3,088	3,093	6,273	(0.2)	(50.8)
Legal expense	2,225	2,145	2,255	3.7	(1.3)
Data processing	3,157	3,160	3,401	(0.1)	(7.2)
Consulting expense	2,059	1,424	2,352	44.6	(12.5)
Deposit related expense	3,504	3,043	2,679	15.1	30.8
Computer software expense	6,078	6,205	5,054	(2.0)	20.3
Other operating expense	22,289	26,262	17,607	(15.1)	26.6
Amortization of tax credit and other investments	24,905	30,958	17,400	(19.6)	43.1
Total noninterest expense	$186,922	$188,097	$169,135	(0.6)%	10.5%

NM Not Meaningful

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Three Months Ended				March 31, 2019 % Change
	March 31, 2019	December 31, 2018	March 31, 2018		Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
C&I	$11,845,860	$11,554,737	$10,712,583		2.5%	10.6%
CRE	9,568,571	9,363,625	9,006,593		2.2	6.2
Multifamily residential	2,307,374	2,162,877	1,944,516		6.7	18.7
Construction and land	584,445	582,311	657,568		0.4	(11.1)
Consumer:
Single-family residential	6,151,550	5,854,551	4,771,427		5.1	28.9
HELOCs	1,652,211	1,709,022	1,779,242		(3.3)	(7.1)
Other consumer	304,774	307,752	339,977		(1.0)	(10.4)
Total loans (1)(2)	$32,414,785	$31,534,875	$29,211,906		2.8%	11.0%

AFS investment securities	$2,642,299	$2,777,381	$2,854,335		(4.9)%	(7.4)%
Interest-earning assets	$38,745,004	$38,688,647	$35,513,663		0.1%	9.1%
Total assets	$40,738,404	$40,525,188	$37,381,098		0.5%	9.0%

Deposits:
Noninterest-bearing demand	$10,071,370	$11,447,345	$11,289,512		(12.0)%	(10.8)%
Interest-bearing checking	5,270,855	4,449,541	4,559,695		18.5	15.6
Money market	8,080,848	8,180,426	8,273,160		(1.2)	(2.3)
Savings	2,091,406	2,124,697	2,452,452		(1.6)	(14.7)
Total core deposits	25,514,479	26,202,009	26,574,819		(2.6)	(4.0)
Time deposits	9,408,897	8,783,068	5,716,638		7.1	64.6
Total deposits	$34,923,376	$34,985,077	$32,291,457	(3)	(0.2)%	8.2%

Interest-bearing liabilities	$25,452,835	$24,122,509	$21,553,595		5.5%	18.1%
Stockholders’ equity	$4,537,301	$4,335,110	$3,922,926		4.7%	15.7%

(1)	Includes ASC 310-30 discount of $21.6 million, $23.8 million and $34.1 million for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

(2)	Includes loans HFS.

(3)	Includes deposits HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended
	March 31, 2019			December 31, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,578,686	$15,470	2.43%	$3,267,484	$18,791	2.28%
Resale agreements (2)	1,035,000	7,846	3.07%	1,035,000	7,819	3.00%
AFS investment securities	2,642,299	15,748	2.42%	2,777,381	15,216	2.17%
Loans (3)	32,414,785	423,534	5.30%	31,534,875	414,517	5.22%
FHLB and FRB stock	74,234	713	3.90%	73,907	991	5.32%
Total interest-earning assets	38,745,004	463,311	4.85%	38,688,647	457,334	4.69%

Noninterest-earning assets:
Cash and due from banks	468,159			482,767
Allowance for loan losses	(314,446)			(314,019)
Other assets	1,839,687			1,667,793
Total assets	$40,738,404			$40,525,188

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,270,855	$14,255	1.10%	$4,449,541	$9,963	0.89%
Money market deposits	8,080,848	30,234	1.52%	8,180,426	27,640	1.34%
Savings deposits	2,091,406	2,227	0.43%	2,124,697	2,257	0.42%
Time deposits	9,408,897	45,289	1.95%	8,783,068	39,459	1.78%
Federal funds purchased and other short-term borrowings	60,442	616	4.13%	57,198	624	4.33%
FHLB advances	338,027	2,979	3.57%	325,826	2,903	3.53%
Repurchase agreements (2)	50,000	3,492	28.32%	50,000	3,396	26.95%
Long-term debt and finance lease liabilities	152,360	1,758	4.68%	151,753	1,676	4.38%
Total interest-bearing liabilities	25,452,835	100,850	1.61%	24,122,509	87,918	1.45%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,071,370			11,447,345
Accrued expenses and other liabilities	676,898			620,224
Stockholders’ equity	4,537,301			4,335,110
Total liabilities and stockholders’ equity	$40,738,404			$40,525,188

Interest rate spread			3.24%			3.24%
Net interest income and net interest margin		$362,461	3.79%		$369,416	3.79%
Adjusted net interest income and adjusted net interest margin (4)		$360,283	3.77%		$363,606	3.73%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.80% and 2.72% for the three months ended March 31, 2019 and December 31, 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 5.01% and 4.77% for the three months ended March 31, 2019 and December 31, 2018, respectively.

(3)	Includes loans HFS. ASC 310-30 discount was $21.6 million and $23.8 million for the three months ended March 31, 2019 and December 31, 2018, respectively.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	March 31, 2019			March 31, 2018
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate (1)	Balance		Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,578,686	$15,470	2.43%	$2,323,771		$10,945	1.91%
Resale agreements (2)	1,035,000	7,846	3.07%	1,050,000		6,934	2.68%
AFS investment securities	2,642,299	15,748	2.42%	2,854,335		15,456	2.20%
Loans (3)	32,414,785	423,534	5.30%	29,211,906		337,904	4.69%
FHLB and FRB stock	74,234	713	3.90%	73,651		634	3.49%
Total interest-earning assets	38,745,004	463,311	4.85%	35,513,663		371,873	4.25%

Noninterest-earning assets:
Cash and due from banks	468,159			443,357
Allowance for loan losses	(314,446)			(285,836)
Other assets	1,839,687			1,709,914
Total assets	$40,738,404			$37,381,098

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,270,855	$14,255	1.10%	$4,559,695	(4)	$6,727	0.60%
Money market deposits	8,080,848	30,234	1.52%	8,273,160	(4)	15,840	0.78%
Savings deposits	2,091,406	2,227	0.43%	2,452,452	(4)	2,021	0.33%
Time deposits	9,408,897	45,289	1.95%	5,716,638	(4)	14,548	1.03%
Federal funds purchased and other short-term borrowings	60,442	616	4.13%	871		7	3.26%
FHLB advances	338,027	2,979	3.57%	334,121		2,260	2.74%
Repurchase agreements (2)	50,000	3,492	28.32%	50,000		2,306	18.70%
Long-term debt and finance lease liabilities	152,360	1,758	4.68%	166,658		1,471	3.58%
Total interest-bearing liabilities	25,452,835	100,850	1.61%	21,553,595		45,180	0.85%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,071,370			11,289,512	(4)
Accrued expenses and other liabilities	676,898			615,065
Stockholders’ equity	4,537,301			3,922,926
Total liabilities and stockholders’ equity	$40,738,404			$37,381,098

Interest rate spread			3.24%				3.40%
Net interest income and net interest margin		$362,461	3.79%			$326,693	3.73%
Adjusted net interest income and adjusted net interest margin (5)		$360,283	3.77%			$321,493	3.67%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.80% and 2.52% for the three months ended March 31, 2019 and 2018, respectively. The weighted-average interest rates of gross repurchase agreements were 5.01% and 3.95% for the three months ended March 31, 2019 and 2018, respectively.

(3)	Includes loans HFS. ASC 310-30 discount was $21.6 million and $34.1 million for the three months ended March 31, 2019 and 2018, respectively.

(4)	Includes average balances of deposits HFS related to the Desert Community Bank (“DCB”) sale.

(5)	See reconciliation of GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Three Months Ended (1)			March 31, 2019 Basis Point Change
	March 31, 2019	December 31, 2018	March 31, 2018	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.63%	1.69%	2.03%	(6)	bps	(40)	bps
Adjusted return on average assets (2)	1.68%	1.69%	1.79%	(1)		(11)
Return on average equity	14.66%	15.83%	19.34%	(117)		(468)
Adjusted return on average equity (2)	15.10%	15.83%	17.04%	(73)		(194)
Return on average tangible equity (2)	16.53%	17.97%	22.30%	(144)		(577)
Adjusted return on average tangible equity (2)	17.02%	17.97%	19.68%	(95)		(266)
Interest rate spread	3.24%	3.24%	3.40%	—		(16)
Net interest margin	3.79%	3.79%	3.73%	—		6
Adjusted net interest margin (2)	3.77%	3.73%	3.67%	4		10
Average loan yield	5.30%	5.22%	4.69%	8		61
Adjusted average loan yield (2)	5.27%	5.14%	4.61%	13		66
Yield on average interest-earning assets	4.85%	4.69%	4.25%	16		60
Cost of interest-bearing deposits	1.50%	1.34%	0.76%	16		74
Cost of deposits	1.07%	0.90%	0.49%	17		58
Cost of funds	1.15%	0.98%	0.56%	17		59
Adjusted pre-tax, pre-provision profitability ratio (2)	2.43%	2.50%	2.38%	(7)		5
Adjusted noninterest expense/average assets (2)	1.60%	1.53%	1.63%	7		(3)
Efficiency ratio	46.20%	45.75%	42.16%	45		404
Adjusted efficiency ratio (2)	39.75%	37.92%	40.64%	183	bps	(89)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 10, 11, 12 and 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 8

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$311,300	$310,010	$287,070
Provision for loan losses on non-PCI loans	20,648	17,321	19,933
Net (charge-offs) recoveries:
Commercial:
C&I	(14,993)	(21,227)	(11,166)
CRE	222	4,763	427
Multifamily residential	281	286	333
Construction and land	63	24	435
Consumer:
Single-family residential	2	106	183
HELOCs	2	38	—
Other consumer	(14)	(2)	(16)
Total net charge-offs	(14,437)	(16,012)	(9,804)
Foreign currency translation adjustments	369	(19)	408
Allowance for non-PCI loans, end of period	317,880	311,300	297,607
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	22	31	58
Reversal of loan losses on PCI loans	(8)	(9)	(11)
Allowance for PCI loans, end of period	14	22	47
Allowance for loan losses	317,894	311,322	297,654
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	12,566	11,919	13,318
Provision for unfunded credit reserves	1,939	647	296
Allowance for unfunded credit reserves, end of period	14,505	12,566	13,614
Allowance for credit losses	$332,399	$323,888	$311,268

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 9

Non-PCI Nonperforming Assets	March 31, 2019	December 31, 2018	March 31, 2018

Nonaccrual loans:
Commercial:
C&I	$86,466	$43,840	$80,807
CRE	25,209	24,218	26,496
Multifamily residential	1,620	1,260	2,050
Construction and land	—	—	3,973
Consumer:
Single-family residential	10,467	5,259	7,465
HELOCs	10,473	8,614	6,935
Other consumer	2,506	2,502	2,491
Total nonaccrual loans	136,741	85,693	130,217
Other real estate owned, net	133	133	734
Other nonperforming assets	1,167	7,167	—
Total nonperforming assets	$138,041	$92,993	$130,951

Credit Quality Ratios	March 31, 2019	December 31, 2018	March 31, 2018

Non-PCI nonperforming assets to total assets (1)	0.33%	0.23%	0.35%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.42%	0.26%	0.44%
Allowance for loan losses to loans held-for-investment (1)	0.97%	0.96%	1.01%
Allowance for loan losses to non-PCI nonaccrual loans	232.48%	363.30%	228.58%
Annualized quarterly net charge-offs to average loans held-for-investment	0.18%	0.20%	0.14%

(1)	Total assets and loans held-for-investment include PCI loans of $290.3 million, $308.0 million and $452.4 million as of March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 10
During the first quarter of 2019, the Company recorded a pre-tax impairment charge related to certain tax credit investments of $7.0 million. During the first quarter of 2018, the Company sold its DCB branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the after-tax impacts of the impairment charge related to certain tax credit investments and the gain on the sale of the DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		March 31, 2019	December 31, 2018	March 31, 2018
Net income	(a)	$164,024	$173,018	$187,032
Add: Impairment charge related to certain tax credit investments (1)		6,978	—	—
Less:Gain on sale of business		—	—	(31,470)
Tax effect of adjustment (2)		(2,063)	—	9,303
Adjusted net income	(b)	$168,939	$173,018	$164,865

Diluted weighted average number of shares outstanding		145,921	146,133	145,939

Diluted EPS		$1.12	$1.18	$1.28
Diluted EPS impact of impairment charge related to certain tax credit investments, net of tax		0.04	—	—
Diluted EPS impact of gain on sale of business, net of tax		—	—	(0.15)
Adjusted diluted EPS		$1.16	$1.18	$1.13

Average total assets	(c)	$40,738,404	$40,525,188	$37,381,098
Average stockholders’ equity	(d)	$4,537,301	$4,335,110	$3,922,926
Return on average assets (3)	(a)/(c)	1.63%	1.69%	2.03%
Adjusted return on average assets (3)	(b)/(c)	1.68%	1.69%	1.79%
Return on average equity (3)	(a)/(d)	14.66%	15.83%	19.34%
Adjusted return on average equity (3)	(b)/(d)	15.10%	15.83%	17.04%

(1)	Included in Amortization of tax credit and other investments.

(2)	Applied statutory rate of 29.56%.

(3)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gain on the sale of the DCB branches that were sold in the first quarter of 2018 (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		March 31, 2019	December 31, 2018	March 31, 2018
Net interest income before provision for credit losses	(a)	$362,461	$369,416	$326,693
Total noninterest income		42,131	41,695	74,444
Total revenue	(b)	$404,592	$411,111	$401,137
Noninterest income		42,131	41,695	74,444
Less: Gain on sale of business		—	—	(31,470)
Adjusted noninterest income	(c)	42,131	41,695	42,974
Adjusted revenue	(a)+(c) = (d)	$404,592	$411,111	$369,667

Total noninterest expense	(e)	$186,922	$188,097	$169,135
Less: Amortization of tax credit and other investments		(24,905)	(30,958)	(17,400)
Amortization of core deposit intangibles		(1,174)	(1,265)	(1,485)
Adjusted noninterest expense	(f)	$160,843	$155,874	$150,250
Efficiency ratio	(e)/(b)	46.20%	45.75%	42.16%
Adjusted efficiency ratio	(f)/(d)	39.75%	37.92%	40.64%
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$243,749	$255,237	$219,417
Average total assets	(h)	$40,738,404	$40,525,188	$37,381,098
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.43%	2.50%	2.38%
Adjusted noninterest expense (1)/average assets	(f)/(h)	1.60%	1.53%	1.63%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

Yield on Average Loans		Three Months Ended
		March 31, 2019	December 31, 2018	March 31, 2018
Interest income on loans	(a)	$423,534	$414,517	$337,904
Less: ASC 310-30 discount accretion income		(2,178)	(5,810)	(5,200)
Adjusted interest income on loans	(b)	$421,356	$408,707	$332,704

Average loans	(c)	$32,414,785	$31,534,875	$29,211,906
Add: ASC 310-30 discount		21,639	23,833	34,059
Adjusted average loans	(d)	$32,436,424	$31,558,708	$29,245,965

Average loan yield (1)	(a)/(c)	5.30%	5.22%	4.69%
Adjusted average loan yield (1)	(b)/(d)	5.27%	5.14%	4.61%

Net Interest Margin
Net interest income	(e)	$362,461	$369,416	$326,693
Less: ASC 310-30 discount accretion income		(2,178)	(5,810)	(5,200)
Adjusted net interest income	(f)	$360,283	$363,606	$321,493

Average interest-earning assets	(g)	$38,745,004	$38,688,647	$35,513,663
Add: ASC 310-30 discount		21,639	23,833	34,059
Adjusted average interest-earning assets	(h)	$38,766,643	$38,712,480	$35,547,722

Net interest margin (1)	(e)/(g)	3.79%	3.79%	3.73%
Adjusted net interest margin (1)	(f)/(h)	3.77%	3.73%	3.67%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2019	December 31, 2018	March 31, 2018
Stockholders’ equity	(a)	$4,591,930	$4,423,974	$3,978,755
Less: Goodwill		(465,697)	(465,547)	(465,547)
Other intangible assets (1)		(21,109)	(22,365)	(26,196)
Tangible equity	(b)	$4,105,124	$3,936,062	$3,487,012

Total assets	(c)	$42,091,433	$41,042,356	$37,671,938
Less: Goodwill		(465,697)	(465,547)	(465,547)
Other intangible assets (1)		(21,109)	(22,365)	(26,196)
Tangible assets	(d)	$41,604,627	$40,554,444	$37,180,195
Total stockholders’ equity to total assets ratio	(a)/(c)	10.91%	10.78%	10.56%
Tangible equity to tangible assets ratio	(b)/(d)	9.87%	9.71%	9.38%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets and the after-tax impacts of the impairment charge related to certain tax credit investments and the gain on the sale of the DCB branches (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		March 31, 2019	December 31, 2018	March 31, 2018
Net Income		$164,024	$173,018	$187,032
Add: Amortization of core deposit intangibles		1,174	1,265	1,485
Amortization of mortgage servicing assets		324	448	473
Tax effect of adjustments (2)		(443)	(506)	(579)
Tangible net income	(e)	$165,079	$174,225	$188,411
Add: Impairment charge related to certain tax credit investments (3)		6,978	—	—
Less:Gain on sale of business		—	—	(31,470)
Tax effect of adjustment (2)		(2,063)	—	9,303
Adjusted tangible net income	(f)	$169,994	$174,225	$166,244

Average stockholders’ equity		$4,537,301	$4,335,110	$3,922,926
Less: Average goodwill		(465,559)	(465,547)	(468,785)
Average other intangible assets (1)		(21,860)	(23,130)	(28,102)
Average tangible equity	(g)	$4,049,882	$3,846,433	$3,426,039
Return on average tangible equity (4)	(e)/(g)	16.53%	17.97%	22.30%
Adjusted return on average tangible equity (4)	(f)/(g)	17.02%	17.97%	19.68%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory rate of 29.56%.

(3)	Included in Amortization of tax credit and other investments.

(4)	Annualized.